                                                               Exhibit 8(a)(iii)

                      AMENDMENT TO FULL SERVICE AGREEMENT

  THIS AMENDMENT TO FULL SERVICE AGREEMENT (the "Amendment") dated as of July 24, 1996, is between ALLIANCE-ONE Services, L.P. ("ALLIANCE"), successor-by-merger to Continuum Administrative Services Corporation, formerly known as Vantage Computer Systems, Inc., and USAA LIFE INSURANCE COMPANY (the "CLIENT").

  WHEREAS, Continuum Administrative Services Corporation and the CLIENT have entered into that certain Full Service Agreement dated as of June 1994 (the "Prior Agreement"); and

  WHEREAS, ALLIANCE and CLIENT now desire to amend the Prior Agreement as herein set forth.

  NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1 - AMENDMENT

1.1 Amendment of Prior Agreement. The Prior Agreement is hereby amended to include each of the following provisions set forth in this Section 1. The Prior Agreement, as amended by this Amendment, is hereinafter referred to as the "Agreement." In the event of a conflict between the terms of the Prior Agreement and the terms of this Amendment, the terms of this Amendment shall control.

1.2 Fiduciary Account. Section 3.2 of the Prior Agreement is hereby amended by replacing the third sentence with the following sentence:

"ALLIANCE will immediately (and in any event within fifteen days) remit such funds to the person or persons entitled thereto, or shall promptly (and in any event within fifteen days) deposit them in a fiduciary account established and maintained by ALLIANCE in the name of CLIENT, which fiduciary account, with respect to funds relating to Nevada policyholders, shall be deposited in an account located at a financial institution located in Nevada."

1.3 Termination. Section 6.1 of the Prior Agreement is hereby amended to add the following after the second sentence:

"CLIENT must fulfill all lawful obligations with respect to policies affected by the Agreement, regardless of any dispute between CLIENT and ALLIANCE."

1.5     Notices. New Section 8.9 and 8.10 are hereby added to state as follows:

"8.9 Any policies, certificates, booklets, termination notices or other written communications delivered by CLIENT to ALLIANCE for delivery to its policyholders shall be delivered by ALLIANCE promptly after receipt of instructions from CLIENT to do so."

"8.10 ALLIANCE shall provide a written notice approved by CLIENT to insured individuals advising them of the identity of, and relationship among, ALLIANCE, the policyholder and CLIENT. ALLIANCE shall identify and state separately in writing, to the persons paying to ALLIANCE any charge or premium for coverage, the amount of any such charge or premium specified by CLIENT for such coverage."

1.6 Name Change. All references to VANTAGE in the Prior Agreement shall be amended to refer to ALLIANCE.

                           SECTION 2 - MISCELLANEOUS

2.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Prior Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Prior Agreement are ratified and confirmed and shall continue in full force and effect.

2.2 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of CLIENT and ALLIANCE and their respective successors and permitted assigns.

2.3 Corporate Authority. Each party thereto represents and warrants to each other party that it is empowered under the applicable laws and regulations and by its charter and bylaws to enter into this Amendment and to perform the Agreement and that all requisite corporate proceedings have been taken to authorize it to enter into this Amendment and perform the Agreement.

      EXECUTED as of this date first written above.

                                       ALLIANCE:

                                       ALLIANCE-ONE SERVICES, L.P.
                                       By Continuum New TPA Corporation
                                       Its Managing General Partner

                                       By: /s/ Jack Dennison
                                       Name:   Jack Dennison
                                       Title: Assistant Secretary


                                       CLIENT:

                                       USAA LIFE INSURANCE COMPANY

                                       By: /s/ Dwain A. Akins

                                       Name: Dwain A. Akins

                                       Title: Assistant Vice President,
                                              Managing Attorney